Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the annual Report of Momentous Holdings Corp., (the "Company"), on Form 10-K for the year ended May 31, 2019, as filed with the Securities and Exchange Commission (the "Report"), I, Andrew Eddy, Chief Executive Officer, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew Eddy
By: Andrew Eddy
Its: Chief Executive Officer

December 18, 2019